CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our Firm under the caption “Independent Registered Public Accounting Firm” included in the Registration Statement on Form N-1A (333-173306 and 811-22545) under the Securities Act of 1933 Post-Effective Amendment No. 5 and the Investment Company Act of 1940 Amendment No. 10 relating to Centre Active U.S. Treasury Fund, a series of Centre Funds (formerly Drexel Hamilton Mutual Funds).

/s/ Rothstein Kass

Walnut Creek, California

November 5, 2013